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                                                                EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Brooke Group Ltd. and Subsidiaries (the "Company") on Form S-3 (No. 33-38869 and 33-63119) of our report, which includes an explanatory paragraph relating to the Company's change in accounting in 1993 for postretirement benefits other than pensions to conform with Statement of Financial Accounting Standards No. 106, dated April 15, 1996, on our audits of the consolidated financial statements and financial statement schedule of Brooke Group Ltd. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended
December 31, 1995, 1994, and 1993, appearing in the Annual Report on Form 10-K of Brooke Group Ltd. and Subsidiaries for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.



Coopers & Lybrand L.L.P.


Miami, Florida
February 10, 1997






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